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                                                                   EXHIBIT 10.68





                                  ADDENDUM TO
                             SHAREHOLDERS AGREEMENT


                 THIS ADDENDUM TO SHAREHOLDERS AGREEMENT (the "Addendum") is made and entered into as of this 30th day of May, 1996 in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, by and among:

                      AES Coral Reef, Inc. ("AES")
                      1001 North 19th Street
                      Arlington, Virginia  22209
                      Attention:  Tom Tribone
                      Facsimile:  001-703-528-4510;

                      Companhia Siderugica Nacional ("CSN")
                      Rua Lauro Muller, 116-36 degrees
                      Rio de Janeiro - RJ
                      Attention:  Sylvio Coutinho
                      Facsimile:  55-21-545-1318 or 55-21-545-1529;

                      EDF International S.A. ("EDF")
                      16 Place des Etats-Unis
                      75016 Paris, France
                      Attention:  Jack Cizain
                      Facsimile:  33-1-40-42-5441;

                      Houston Industries Energy - Cayman, Inc. ("HIE") 1111 Louisiana, 39th Floor
                      Houston, Texas  77002
                      Attention:  Edward Monto
                      Facsimile:  001-713-207-5563; and

                      BNDES Participacoes S.A.
                      Av. Republica do Chile, 100 - 10 degrees andar Rio de Janeiro - RJ
                      Attention:  Gabriel Stolier
                      Facsimile:  55-21-533-1538;

hereinafter sometimes referred to as the "Original Parties" or, severally, an "Original Party"; and
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                      InvestLight-Clube de Investimento dos Empregados
                        da Light ("InvestLight")
                      Av. Presidente Vargas, 642
                      Rio de Janeiro - RJ
                      Attention:  Paulo Roberto Monteiro de Barros
                      Facsimile:  55-21-211-2697;

                 InvestLight and the Original Parties sometimes collectively referred to as the "Amending Parties" or, severally, an "Amending Party."


                                WITNESSETH THAT:


                 (A) WHEREAS, the Original Parties are the parties to that certain Shareholders Agreement, dated as of May 27, 1996 (the "Shareholders Agreement"), pursuant to which the Original Parties have constituted themselves as the controlling group of Light Servicos de Eletricidade S.A. ("Light"), a publicly-held corporation headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, and have established the rules governing their relationships with respect to the decisions to be taken as shareholders of Light;

                 (B) WHEREAS, InvestLight is in the process of acquiring up to 5.9% of the registered voting common shares of the capital stock of Light (the "InvestLight Shares") and is the representative of the employees of Light;

                 (C) WHEREAS, the Original Parties and InvestLight have executed that certain Statement of Principles of Participation of InvestLight - Clube de Investimento dos Empregados da Light in the Controlling Group of Light Servicos de Electricidade S.A., dated May 28, 1996, wherein the Original Parties and InvestLight have stated their mutual desire that, upon InvestLight acquiring within a certain period of time a specified percentage of the total outstanding registered voting common shares of Light, InvestLight shall become a member of the controlling group of Light and a party to the Shareholders Agreement on the basis of the principles set forth therein;

                 (D) WHEREAS, the Original Parties and InvestLight desire to enter into this Addendum so as to cause InvestLight to became a member of the controlling





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group and a party to the Shareholders Agreement on the terms and conditions hereinbelow set forth; and

                 (E) WHEREAS, the Amending Parties are willing to record herein in writing their agreements and covenants intending to be legally bound;

                 NOW THEREFORE, the Amending Parties hereby agree as follows:

                 1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Shareholders Agreement.

                 2. InvestLight as Party to Shareholders Agreement. In the event that InvestLight shall, on or prior to June 28, 1996, own at least five percent (5%) of the total outstanding registered voting common shares of Light (the "Initial InvestLight Percentage"), then InvestLight shall automatically and without any further action by any of the Amending Parties, become a Party to the Shareholders Agreement with the rights and obligations of a Party thereunder and all of the InvestLight Shares (but not in excess of shares representing five percent (5%) of the total outstanding registered common voting shares of Light) shall be included in and deemed to be a part of the Shares under the Shareholders Agreement, in each case subject to the more particular provisions hereof. In the event that InvestLight shall not have acquired, on or prior to June 28, 1996, sufficient registered voting common shares of Light such that it owns the Initial InvestLight Percentage, then InvestLight shall not become a Party to the Shareholders Agreement and this Addendum shall automatically terminate on such date and be of no further force or effect. Such rights include, without limitation, the right provided for in
Section 4.3 thereof to select the one member of the Board of Directors of Light designated therein as the "Employees' Representative" and to designate an individual to attend and vote in Partners' Meetings convened under Section 5 of the Shareholders Agreement. Such obligations include, without limitation, the obligation to cause the member of the Board of Directors appointed by it, or to exercise its voting rights in a General Meeting of Shareholders of Light, as the case may be, to cause the approval of any decision made by the Parties in a Partners' Meeting pursuant to the provisions





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of Section 5.3 or 5.4 on the identical terms and conditions as were approved by the Parties in such Partners' Meeting.

                 3. Concession Agreement. It is the intention of the Amending Parties that, on or about June 4, 1996, the Original Parties and Investlight shall execute the concession agreement for Light. In the event that InvestLight shall not own the Initial InvestLight Percentage on or prior to June 28, 1996, InvestLight shall promptly take any and all actions necessary to cause InvestLight to not be a party to such concession agreement.

                 4. Employee's Representative. For so long as InvestLight shall remain a Party to Shareholders Agreement, the Employees' Representative shall be InvestLight. InvestLight may designate different persons to fulfill the various responsibilities of the Employees' Representative under Sections 2.4, 4.3 and 4.12 of the Shareholders Agreement, respectively. In addition, the representative of InvestLight at any Partners' Meeting may be a person other than the person appointed by InvestLight as the Employees' Representative on the Board of Directors of Light.

                 5. Minimum Ownership. InvestLight shall remain a Party to the Shareholders Agreement and a member of the Controlling Group only for so long as it owns three percent (3%) or more of the total outstanding registered common stock of Light (the "Minimum Percentage") and, if it shall no longer own the Minimum Percentage, it shall be released from all further obligations, and shall have no further rights, under the Shareholders Agreement. In addition, to the provisions of Section 6 of the Shareholders Agreement, InvestLight agrees that, for the three-year period commencing on the date of the Take-Over, it shall not transfer any of its Shares if as a result of such transfer it would not thereafter own the Initial InvestLight Percentage. The rights of InvestLight set forth in this Addendum to appoint the Employees' Representative member of the Board of Directors, and to act as Employee Representative under Sections 2.4, 4.3 and 4.12 of the Shareholders Agreement are personal to InvestLight, for so long as it shall remain a Party to the Shareholders Agreement, and shall not inure to the benefit of any of its transferees, successors or assigns. In the event that InvestLight shall no longer be a Party to the Shareholders Agreement, it shall not disclose to any third-party any and





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all information obtained by it in connection with any Partners' Meeting.

                 6. Additional Principles. Section 2.2 of the Shareholders Agreement is hereby amending by adding thereto the following provisions:

                 "(q) in selecting the managers of Light, Light will give full consideration to the existing managers of Light with the intention in each case of selecting from such existing managers or hiring from other sources the most qualified person for each such position; and

                 "(r) in the event that the former employees of Light shall form cooperatives or companies for the purposes of providing services which are within Light's areas of business, Light will give full consideration to using the services of any such cooperative or company, provided that in each case it shall contract for such services only on competitive market prices and terms."

                 7. Approval Percentage. For so long as InvestLight is a Party to the Shareholders Agreement, the percentage of the Shares set forth in
Section 5.3 of the Shareholders Agreement shall be deemed, for all purposes of such agreement, to be fifty-one percent (51%), which fifty-one percent vote must include the affirmative vote of at least three (3) members of the Operators' Group.

                 8. Representations and Warranties; Termination. InvestLight makes to each of the Original Parties, as to itself, each of the representations and warranties contained in Section 12.11 of the Shareholders Agreement. InvestLight hereby further represents and warrants to each of the Original Parties that it is the duly designated and proper representative of the employees of Light for all purposes contemplated hereunder and is entitled to appoint a member of the Board of Directors of Light, as contemplated in Light's concession agreements. In the event that another person shall successfully claim that it is the duly designated and proper representative of the employees of Light and is entitled to appoint a member of the Board of Directors of Light, as contemplated in Light's concession agreements, then InvestLight shall no longer be a Party to the Shareholders Agreement and all of its





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further rights and obligations hereunder and thereunder shall terminate.

                 9. Miscellaneous. (a) Except as expressly amended by this Addendum, the Shareholders Agreement shall remain unmodified and in full force and effect.

                 (b) This Addendum shall be governed by and construed in accordance with the laws of the Federal Republic of Brazil and any dispute or claim arising hereunder shall be resolved as provided in the Shareholders Agreement.

                 (c) Any notices or other communications to InvestLight under the Shareholders Agreement shall be given as provided therein to the address indicated herein or to any other address as InvestLight may, from time to time, indicate to the other Parties.

                 (d) This Addendum is executed in both the Portuguese and English language versions, but in case of conflict the English language version shall prevail over any and all translations hereof.

                 (e) This Addendum is solely for the benefit of the Amending Parties and their respective successors and permitted assigns, and this Addendum shall not otherwise be deemed to confer upon or give any third party any remedy, claim, liability, cause of action or other right.





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                 IN WITNESS WHEREOF, the Amending Parties have caused this
Addendum to be executed in six (6) counterparts of equal tenor in the presence of two (2) witnesses on the day and year first above written.


                                           AES CORAL REEF, INC.



                                           By:         [sig]
                                              ----------------------------
                                              Name:
                                              Title:



                                           BNDES PARTICIPACGES S.A.



                                           By:
                                              ----------------------------
                                              Name:
                                              Title:


                                           By:
                                              ----------------------------
                                              Name:
                                              Title:



                                           COMPANHIA SIDERCRGICA NACIONAL



                                           By:     [sig]
                                              ----------------------------
                                              Name:
                                              Title:





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                                           EDF INTERNATIONAL S.A.



                                           By:     [sig]
                                              ----------------------------
                                              Name:
                                              Title: General Counsel, EDF
                                                     International Division



                                           HOUSTON INDUSTRIES ENERGY - CAYMAN,
                                            INC.



                                           By: /s/ STEVEN H. SCHULER
                                              ----------------------------
                                              Name:  Steven H. Schuler
                                              Title: Director



                                           INVESTLIGHT - CLUBE DE INVESTIMENTO
                                             DOS EMPREGADOS DA LIGHT



                                           By:     [sig]
                                              ----------------------------
                                              Name:
                                              Title:



Witnesses:


[sig]  IFP3466285
- ------------------------------------

[sig]  IFP2142611
- ------------------------------------





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